Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Lions Gate Entertainment Corp. of our report dated December 22, 2016, relating to the financial statements of Studio 3 Partners LLC, which appears in Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 8, 2018